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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2001, accompanying the consolidated financial statements and schedule of The Coast Distribution System, Inc. and Subsidiaries (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-8 (File Nos. 333-55941, 333-55933, 333-52876, 33-86072,
33-64582 and 33-15322).


GRANT THORNTON LLP

/s/ Grant Thornton LLP
San Jose, California
March 15, 2001